AMENDMENT TO REPLACEMENT NOTE

THIS AMENDMENT TO REPLACEMENT NOTE (this "Amendment") is made this 27th day of October 2021 by and among **HORBERG ENTERPRISES, LP** ("Lender") and **AMERICAN REBEL HOLDINGS, INC., a Nevada corporation** ("Borrower").

WITNESSETH:

WHEREAS, Borrower issued a Replacement Note to Lender on January 22, 2019 and such Replacement Note has a remaining Principal Amount of $225,000;

WHEREAS, Borrower desires to amend the Payment Schedule of the Replacement Note to serve Borrower's business needs; and,

WHEREAS, Lender is willing to amend the Maturity Date on the terms and conditions as set forth in this Amendment.

NOW THEREFORE, for $10,000, 1,180,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by all parties, the parties agree as follows:

1. Lender and Borrower agree to the following amendments to the Replacement Note:

(a) The Payment Schedule in the Replacement Note shall be amended by deleting the current Payment Schedule and replacing it with the following:

Payment 1: The Borrower shall pay to the Holder $225,000 on or prior to January 26, 2022 (the "Maturity Date").

(b) Section 2 of the Replacement Note shall be amended by adding the following sentence:

"In the event that Borrower obtains financing in excess of Ten Million Dollars ($10,000,000) prior to Maturity Date, Borrower agrees to pay all amounts, including the Principal Amount, due and payable to Holder within three business days of receiving such financing."

(c) All other terms of the Replacement Note shall remain the same.

2. Borrower shall pay Lender $10,000 and issue to Lender 1,180,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. on October 28, 2021.

3. Borrower warrants and represents that its CEO, Charles A. Ross, Jr., has actual authority by Borrower's Board of Directors to enter into this Amendment on the terms set forth herein.

4. This Amendment shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of Nevada.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates set forth each signature below.

BORROWER:
AMERICAN REBEL HOLDINGS, INC.

By: _______________ Date: 10-28-21
Charles A. Ross, Jr., CEO

Address of Borrower: 718 Thompson Lane, Suite 108-199, Nashville, TN 37204

LENDER:
HORBERG ENTERPRISES, LP

By: _______________ Date: 10/28/21
H. Todd Horberg, Authorized Signatory of Horberg Enterprises, LP

Address of Lender: 289 Prospect Avenue, Highland Park, IL 60035

THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS NOTE AND THE SHARES ISSUABLE IN THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO AMERICAN REBEL HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

REPLACEMENT NOTE
THIS NOTE REPLACES THE OID NOTE DATED JANUARY 22, 2019

Issuance Date: August 22, 2019 Principal Amount: $300,000.00

FOR VALUE RECEIVED, **AMERICAN REBEL HOLDINGS, INC.**, a Nevada corporation (the "**Borrower**"), hereby promises to pay to Horberg Enterprises, LLC (the "**Holder**") or its registered assigns or successors in interest, on order, the sum of Three Hundred Thousand Dollars ($300,000.00) (the "**Principal Amount**") together with any accrued and unpaid interest hereon, in accordance with the payment schedule set forth on Exhibit A hereto (the "**Payment Schedule**"), if not sooner paid. The Holder agrees to exchange this Replacement Note ("**Note**") as a full and complete replacement for the **OID Note dated January 22, 2019** (which shall be cancelled upon execution of this Note and attached as Exhibit B hereto) between the Borrower and the Holder, understanding all terms, conditions and other provisions of the OID Note are being replaced hereby.

The following terms shall apply to this Note:

1. Interest Rate. Interest payable on this Note shall be a flat Sixty Thousand Dollars ($60,000.00), payable as part of the last payment under the Payment Schedule. With the interest payment, the Borrower shall repay the Holder $360,000 in Principal Amount and interest.

2. Payment of Principal Amount. The Borrower shall pay the Holder the entire Principal Amount of this Note and Interest in accordance with the Payment Schedule, if not earlier as set forth in Section 3.

3. Payment Acceleration. The Borrower may accelerate payments under the Payment Schedule at any time.

4. Stock Issuance. The Borrower shall issue the Holder 500,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. which shall be issued in the name of Holder within three (3) business days of the execution of this Note by Holder.

5. Default in Payments under Payment Schedule. If the Borrower fails to pay when due any payment on the Payment Schedule in accordance herewith, and such failure shall continue for a period of thirty (30) days following the date upon which any such payment was due, all outstanding amounts due pursuant to the Payment Schedule will become due and payable immediately without further action or notice and the Borrower shall issue Holder 3,000 shares of restricted (Rule 144) common stock of American Rebel Holdings, Inc. for each day such payment(s) is late beyond the stated thirty (30) day period (the "Penalty Shares"). The number of Penalty Shares to be issued shall be increased to 10,000 shares per day for each day such payment(s) is late beyond sixty (60) days from the date upon which any

payment was due. All shares to be issued pursuant to this Section 5 shall be issued on a monthly basis, on or before the fifth day of the following month in which shares are accruing.

6. Other Events of Default. Upon the occurrence and continuance of an Event of Default beyond any applicable grace period, all outstanding amounts due pursuant to the Payment Schedule will become due and payable immediately without further action or notice. Borrower agrees to pay attorney's fees for cost of collection.

The occurrence of any of the following events is an "**Event of Default**":

i. *Receiver or Trustee*. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

ii. *Judgments*. Any money judgment, writ or similar final process shall be entered or filed against the Borrower or its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days.

iii. *Bankruptcy*. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

7. No Short Selling. The Holder and any of its affiliates will not engage in any short sales with respect to the Common Stock of the Borrower during the term of this Note.

8. Opinion Letter. The Borrower shall be responsible for supplying an opinion letter specific to the fact that the Common Stock issued pursuant to this Note is exempt from registration requirements pursuant to the Securities Act of 1933, as amended. The opinion letter must be acceptable by the Borrower's Transfer Agent. The associated costs of the opinion letter shall be born solely by the Borrower.

9. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

10. Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at: American Rebel Holdings, Inc., 718 Thompson Lane, Suite 108-199, Nashville, TN, 37204, facsimile number (312) 589-6765 and to the Holder at the address and facsimile number set forth on the signature page of this Note, or at such other address as the Borrower or the Holder may designate by ten (10) days advance written notice to the other parties hereto.

11. Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented,

then as so amended or supplemented, and any successor instrument issued hereunder, as it may be amended or supplemented.

12. Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may not be assigned by the Borrower without the consent of the Holder.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in the State of Nevada. Both parties-agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court in favor of the Holder.

14. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

15. Replacement Note. This Note shall replace fully and completely the **OID Note dated January 22, 2019**, which shall be cancelled upon execution of this Note. Borrower and Holder each agree any unpaid principal, interest or other fees, including Default Payments under the OID Note, have been either waived or incorporated into this Note.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name effective as of this 23rd day of August, 2019.

AMERICAN REBEL HOLDINGS, INC.

By: ____________________
Charles A. Ross, Jr., CEO/President

HOLDER:
Horberg Enterprises, LLC

By: ____________________
H. Todd Horberg
Authorized Signatory of Horberg Enterprises, LLC

Address: 289 Prospect Avenue, Highland Park, IL 60035
Facsimile Number: 847-433-3813

PAYMENT SCHEDULE
(EXHIBIT A)

PAYMENT 1: The Borrower shall pay to the Holder $30,000 on or prior to September 30, 2019.

PAYMENT 2: The Borrower shall pay to the Holder $45,000 on or prior to October 30, 2019.

PAYMENT 3: The Borrower shall pay to the Holder $60,000 on or prior to December 6, 2019.

PAYMENT 4: The Borrower shall pay to the Holder $75,000 on or prior to January 15, 2020.

PAYMENT 5: The Borrower shall pay to the Holder $75,000 on or prior to February 28, 2020.

PAYMENT 6: The Borrower shall pay to the Holder $75,000 on or prior to March 31, 2020.